UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2020 (September 15, 2020)

SHOE CARNIVAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Indiana	0-21360	35-1736614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street Evansville, Indiana		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (812) 867-6471

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SCVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On September 15, 2020, the Board of Directors of Shoe Carnival, Inc. (the “Company”) approved an amendment and restatement of the Shoe Carnival, Inc. 2016 Executive Incentive Compensation Plan (as amended and restated, the “Executive Incentive Plan”), which included amendments to:

•

Allow for a performance period under the Executive Incentive Plan to be the spring season (defined as the first two fiscal quarters for any year) or the fall season (defined as the third and fourth fiscal quarter for any year), in addition to one or more full fiscal years;

•	Extend the term of the Executive Incentive Plan for an additional five years, through the fiscal year ending on, or about, January 31, 2026; and
•	Delete certain references to the performance-based compensation exception under Section 162(m) of the Internal Revenue Code, which are no longer applicable.

The foregoing description of the amendments to the Executive Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

In addition, on September 15, 2020, the Compensation Committee of the Company’s Board of Directors established performance criteria and targets for a cash bonus payable under the Executive Incentive Plan in fiscal 2021 based on the Company’s operating income, calculated in accordance with U.S. generally accepted accounting principles (“Operating Income”), for the third and fourth quarters of fiscal 2020.  At a target level of performance, the Company’s executive officers could earn the following percentage of their respective annual salaries: Clifton E. Sifford – 40%; Mark J. Worden – 32%; W. Kerry Jackson – 24%; Timothy T. Baker – 24% and Carl N. Scibetta – 24%.  Performance below a threshold level of performance would result in no payout, performance at a threshold level of performance would result in a payout at 15% of the executive officer’s target bonus amount and performance at, or above, a maximum level of performance would result in a payout at 150% of the executive officer’s target bonus amount, with payout for performance between threshold and target and between target and maximum Operating Income interpolated. The Compensation Committee maintains discretion to adjust performance-based awards issued pursuant to the Executive Incentive Plan or issue discretionary bonuses outside of the Executive Incentive Plan when it determines such discretion is in the Company’s best interests.

J. Wayne Weaver, Chairman of the Company’s Board of Directors and an executive officer, will not participate in the Executive Incentive Plan in fiscal 2020.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.Exhibits

10.1Shoe Carnival, Inc. Amended and Restated 2016 Executive Incentive Compensation Plan

104Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)
Date: September 17, 2020	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Senior Executive Vice President
Chief Financial and Administrative Officer and Treasurer

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